NEWS RELEASE


FOR IMMEDIATE RELEASE                            Contact: Brian Strom
March 15, 2004                                            President - CEO
                                                          (916) 786-1118


           SureWest Announces Temporary Delay in Filing of Form 10-K;
              Provides Update on Investigation and Related Matters

(ROSEVILLE, CALIFORNIA) - SureWest Communications (Nasdaq: SURW) announced today that, for the reasons described below, the filing of its 2003 Annual Report on Form 10-K, due on March 15, 2004, will be delayed temporarily pending the completion of the preparation of the company's 2003 consolidated financial statements. In a filing made today with the Securities and Exchange Commission, the company further indicated that it anticipates filing the Form 10-K on or before March 30.

The company announced previously that the Audit Committee of the Board of Directors, in response to the discovery of irregularities in the company's cash management and investment functions, and violations of the company's investment policies, had launched a formal internal inquiry, and retained independent legal counsel to conduct the inquiry with the assistance of forensic accountants. The special investigation confirmed the company's belief that all of the unauthorized transactions were confined to 2003, and that the only company employee intentionally involved in the fraudulent scheme was the former employee whose resignation triggered the investigation. Further information regarding the special investigation is provided below.

While the investigation is now substantially complete, the dedication of appropriate company personnel and resources to it, and the need to await the findings of the investigation to consider their impact on the books and records of the company, have in part delayed the completion of the preparation of the 2003 consolidated financial statements. The company's independent auditors, Ernst & Young LLP, have advised the company of the presence of material weaknesses in various aspects of internal controls, including the control of cash and investments. The Company expects that it will provide additional information about these internal control matters and its planned improvements with the announcement of year-end results and the filing of the 2003 Form 10-K.

Corporate Investigation

The company's independent legal counsel, with the assistance of the forensic accountants, undertook an extensive process to (i) investigate the facts and circumstances giving rise to the misappropriation of company funds, (ii) determine whether there were any similar or other related transactions, and any company employees involved in the previously-identified transactions other than those known to the company at the commencement of the investigation, (iii) determine the underlying mechanics in the origination of the transactions and the circumstances under which detection failed to occur, and (iv) evaluate internal controls relating to the affected portion of the company's business.

The Audit Committee of the Board of Directors has been advised by independent legal counsel that:

     -All of the unauthorized transactions occurred in 2003 and remained undetected until December 2003;

     -The unauthorized transactions were actively concealed by the company's former employee in the company's books and records; and

     - Independent legal counsel did not uncover any other similar transactions nor any evidence that any other company employee intentionally participated in the unauthorized transactions.

The company, beginning in early January 2004, has already developed and implemented a number of internal controls in response to the facts and circumstances then known.

The Audit Committee is currently deliberating about its recommendations to be made to the Board of Directors, both as a result of the report of the independent legal counsel and communications between the Audit Committee and the company's independent auditors. The company anticipates that there will be further announcements with the filing of the company's Form 10-K and thereafter as the company implements further actions resulting from the determinations of the Audit Committee and the Board of Directors.

Recovery Update

The company previously reported the filing of a civil lawsuit seeking to recover approximately $2 million and other damages from five individuals and a private company allegedly associated with the fraudulent scheme to illegally transfer company funds. Three of the individual defendants are the subject of federal grand jury indictments. The company is awaiting the answers to the complaint from the named defendants, and company counsel has engaged in very preliminary communications with the defendants' counsel.

As also reported previously, the company has filed a claim with its insurance carrier, and has recently met with the insurance carrier's representatives, and will be providing additional information as requested by the carrier and its representatives.

Communications with the SEC

The company has previously reported about informal discussion with the Securities and Exchange Commission, which has been in possession of certain background information regarding the facts and circumstances of the unauthorized funds transfers. The company will be providing additional information to the Securities and Exchange Commission regarding the report by independent legal counsel to the Audit Committee.

Financial Update

The company's filing today with the Securities and Exchange Commission required the disclosure, if applicable, of any "significant changes in results of operations" to be reflected by the earnings statements to be included in the Form 10-K from those reported in 2002. Based upon available information, the company's filing reported that 2003 Operating Revenues will exceed the prior year's results, but consistent with the pattern of changes in the unaudited nine-month Net Income results through September 30, 2003, as compared to the prior year results ($11.2 million in the nine-month period in 2002 compared to $4.9 million in the comparable 2003 period), the company's 2003 full-year Net Income will reflect a significant decrease from the 2002 results, even without the income statement effects of the missing $2 million of company funds. The results through September 30, 2003, and expected for the full-year 2003, are also consistent with the company's multiple reports of increased expenditures for its newer businesses.

In advance of the filing of the 2003 Form 10-K, the company will announce the date and time of the conference call and simultaneous webcast during which the company will discuss financial results for 2003 and matters related to the investigation.

About SureWest

With 90 years in Northern California, SureWest and its family of companies represent an integrated network of highly reliable advanced communications products and services. SureWest provides digital cable TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com

Safe Harbor Statement

Certain information and statements included in this press are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project, or the negative of those words or other comparable words. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ from those projected in such forward looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the Company, changes in competition in markets in which the Company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal controls issues recently identified by the Company's independent auditors, and unanticipated changes in the growth of the Company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

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